EXHIBIT 10.6
SECOND AMENDMENT TO THE FRANKLIN ELECTRIC CO., INC.
NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

WHEREAS, Franklin Electric Co., Inc. (the “Company”) maintains the Franklin Electric Co., Inc. Nonemployee Directors' Deferred Compensation Plan (the “Plan”) for its nonemployee directors; and

WHEREAS, the Company has reserved the right to amend the Plan and now deems it appropriate to do so to comply with the applicable rules of The Nasdaq Stock Market.

NOW THEREFORE BE IT RESOLVED, that the Plan is hereby amended, effective as of April 1, 2011, by revising Section 9.2 of the Plan to read as follows:

9.2    Fair Market Value. For all purposes of the Plan, the Fair Market Value of a share of Common Stock as of a given date shall be the consolidated closing bid price for a share of Common Stock on The Nasdaq Stock Market for the preceding trading day, or if there is no such consolidated closing bid price on the trading day preceding the given date, then on the last previous day on which a consolidated closing bid price was reported.

IN WITNESS WHEREOF, this Second Amendment has been duly executed as of this 6th day of May, 2011.

FRANKLIN ELECTRIC CO., INC.

By:	/s/ John J. Haines
John J. Haines
Vice President, Chief Financial Officer and Secretary